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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): June 16, 1998 (June 2, 1998)


                         HORIZON MEDICAL PRODUCTS, INC.
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             (Exact name of Registrant as specified in its charter)


          Georgia                   000-24025                  58-1882343
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)             Identification No.)


One Horizon Way, Post Office Box 627, Manchester, Georgia              31816
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             (Address of principal)                                  (Zip Code)


                                  706-846-3126
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              (Registrant's telephone number, including area code)


                                 Not applicable
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             (Former name or address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 2, 1998, Horizon Medical Products, Inc. ("Horizon") consummated the acquisition of certain assets used in the human vascular access business of Norfolk Medical Products, Inc. ("Norfolk"), a privately held company, wholly owned by its shareholder, Michael J. Dalton ( the"Shareholder"). Horizon did not assume any liabilities of Norfolk. The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement included as Exhibit 2 to this Current Report.

     The assets acquired consist of substantially all of the assets used by Norfolk in manufacturing its human port products line. Included among the assets are inventory, manufacturing equipment, certain intellectual property and goodwill. Horizon intends to use the manufacturing equipment in substantially the same manufacturing operation.

     As consideration for the assets acquired, Horizon (i) paid Norfolk and the Shareholder an aggregate of approximately $7.4 million in cash, and (ii) paid approximately $1.9 million in cash into an escrow account, which amount will be released upon the completion of certain tasks. The acquisition of these assets was funded by Horizon from its available cash. The purchase price was determined through negotiations between the Shareholder and Horizon. Neither Norfolk nor the Shareholder had any material relationship with Horizon prior to the acquisition. In partial response to this item, Horizon's press release dated June 2, 1998 is incorporated herein by reference.




           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b) It is impracticable to provide the required Norfolk financial statements and pro forma financial information at the time this report is filed. Such financial statements will be filed on an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the required filing date hereof.

     (c) Exhibits.

         2. Asset Purchase Agreement , by and among Horizon Medical Products, Inc. and Norfolk Medical Products, Inc. and Michael J. Dalton dated June 2, 1998. Pursuant to Item 601(b) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the asset Purchase Agreement (all of which are listed therein) from this Exhibit 2. The Company hereby agrees to furnish supplementally a copy of such omitted item to the Securities and Exchange Commission upon its request.

         99. Press Release dated June 2, 1998.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Horizon Medical Products, Inc.



Dated:   June 16, 1998           By:  /s/ Mark A. Jewett
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                                      Mark A. Jewett, Vice President of Finance



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